EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 26, 1997, on our audits of the consolidated financial statements of Foamex L.P. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".




Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
February 3, 1998